                                  EXHIBIT 25B

                                                                     EXHIBIT 25B
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- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                            ------------------------

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(B)(2)  / /

                               TRUST COMPANY BANK
              (Exact name of trustee as specified in its charter)

         GEORGIA BANKING CORPORATION                            58-0466330
(Jurisdiction of incorporation or organization                (I.R.S. employer
         if not a U.S. national bank)                      identification no.)

             25 PARK PLACE, N.E.
               ATLANTA, GEORGIA                                   30303
   (Address of principal executive offices)                     (Zip Code)

                               ELIZABETH E. WALSH
                               TRUST COMPANY BANK
                                58 EDGEWOOD AVE.
                                   4TH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 588-7831
           (Name, address and telephone number of agent for service)

                            ------------------------

                       BELLSOUTH TELECOMMUNICATIONS, INC.
              (Exact name of obligor as specified in its charter)

                   GEORGIA                                      58-0436120
       (State or other jurisdiction of                       (I.R.S. employer
        incorporation or organization)                     identification no.)
         675 WEST PEACHTREE ST., N.E.
               ATLANTA, GEORGIA                                   30375
   (Address of principal executive offices)                     (Zip Code)

                            ------------------------

                                DEBT SECURITIES
                      (Title of the indenture securities)

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

                                    GENERAL

ITEM 1.  GENERAL INFORMATION.

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

        Department of Banking and Finance,
        State of Georgia,
        Atlanta, Georgia

        Federal Reserve Bank of Atlanta
        104 Marietta Street, N.W.
        Atlanta, Georgia

        Federal Deposit Insurance Corporation
        Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

        Yes.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

     None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

     Not applicable.

ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

     Not applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

     Not applicable.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

     Not applicable.

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
         OFFICIALS.

     Not applicable.

ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 9.  SECURITIES OF UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

     Not applicable.

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

     Not applicable.

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

     Not applicable.

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

     Not applicable.

ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (A) WHETHER THERE IS OR HAS BEEN A DEFAULT WITH RESPECT TO THE SECURITIES UNDER THIS INDENTURE.

     There is not and has not been any such default.

     (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN A DEFAULT UNDER ANY SUCH INDENTURE OR SERIES.

     There has not been any such default.

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

     Not applicable.

ITEM 15.  FOREIGN TRUSTEE.

     Not applicable.

ITEM 16.  LIST OF EXHIBITS.

          The additional exhibits listed below are filed herewith: exhibits, if any, identified in parentheses are on file with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 and Rule 24 of the Commission's Rules of Practice.

EXHIBIT
NUMBER
- -----
  1    --   A copy of the Articles of Amendment and Restated Articles of Incorporation as now
              in effect. (Exhibit 1 to Form T-1, Registration No. 22-21018).
  2    --   A copy of the certificate of authority of the Trustee to commence business.
              (Included in Exhibit 1).
  3    --   A copy of the authorization of the Trustee to exercise trust powers. (Included in
              Exhibit 1).
  4    --   Bylaws of the Trustee. (Included in Exhibit 4 to Form T-1, Registration No.
              33-49283).
  5    --   Not applicable.
  6    --   Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of
              1939, as amended.
  7    --   Latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on March 31, 1995.
  8    --   Not applicable.
  9    --   Not applicable.

                                   SIGNATURE

     PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THE TRUSTEE, TRUST COMPANY BANK, A GEORGIA CORPORATION, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF ATLANTA AND THE STATE OF GEORGIA, ON THE 14TH DAY OF JUNE, 1995.

                                          TRUST COMPANY BANK

                                          By     /s/  ELIZABETH E. WALSH
                                            ------------------------------------
                                                     Elizabeth E. Walsh
                                                       Vice President

                                   EXHIBIT 6

                                                                       EXHIBIT 6

                               CONSENT OF TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issue of Debt Securities by BellSouth Telecommunications, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                          TRUST COMPANY BANK

                                          By     /s/  ELIZABETH E. WALSH
                                             --------------------------------
                                                     Elizabeth E. Walsh
                                                       Vice President

Dated: June 14, 1995

                                   EXHIBIT 7

TRUST COMPANY BANK                                               ST. BK: 13-0330
P.O. BOX 4418                                                         FFIEC: 031
ATLANTA, GA 30302                                                    CERT: 00867

CALL DATE: 03/31/95
VENDOR ID: D
TRANSIT NUMBER: 61000104

          CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
                STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1995

   ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE
                                   INDICATED,
   REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

SCHEDULE RC -- BALANCE SHEET

                                                                             (DOLLAR AMOUNTS IN
                                                                                 THOUSANDS)
                                             ASSETS
                                                                           RCFD
                                                                           -----
  1.  Cash and balances due from depository institutions (from Schedule
      RC-A):
      a. Noninterest-bearing balances and currency and coin(1)...........  0081         688,904
      b. Interest-bearing balances(2)....................................  0071           3,062
  2.  Securities:
      a. Held-to-maturity securities (from Schedule RC-B, column A)......  1754               0
      b. Available-for-sale securities (from Schedule RC-B, column D)....  1773       2,214,251
  3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
      a. Federal funds sold..............................................  0276         732,960
      b. Securities purchased under agreements to resell.................  0277          52,465
  4.  Loans and lease financing receivables:
      a. Loans and leases, net of unearned income       RCFD
                                                        -----
      (from Schedule RC-C)............................  2122    6,724,439
      b. LESS: Allowance for loan and lease losses....  3123      130,219
      c. LESS: Allocated transfer risk reserve........  3128            0
      d. Loans and leases, net of unearned income, allowance, and reserve
         (item 4.a minus 4.b and 4.c)....................................  2125       6,594,220
  5.  Trading assets (from Schedule RC-D)................................  3545           5,321
  6.  Premises and fixed assets (including capitalized leases)...........  2145          86,463
  7.  Other real estate owned (from Schedule RC-M).......................  2150           6,899
  8.  Investments in unconsolidated subsidiaries and associated companies
      (from Schedule RC-M)...............................................  2130          13,984
  9.  Customer's liability to this bank on acceptances outstanding.......  2155          28,672
 10.  Intangible assets (from Schedule RC-M).............................  2143           4,817
 11.  Other assets (from Schedule RC-F)..................................  2160         222,553
 12.  Total assets (sum of items 1 through 11)...........................  2170      10,654,571

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                  (DOLLAR AMOUNTS
                                                                                   IN THOUSANDS)

                                           LIABILITIES
                                                                           RCFD
                                                                           -----
 13.  Deposits:
      a. In domestic offices (sum of totals of columns A and C from
         Schedule RC-E, part I)..........................................  2200       5,269,421
                                                        RCON
                                                        -----
      (1) Noninterest-bearing(1)......................  6631    1,926,067
      (2) Interest-bearing............................  6636    3,343,354
                                                                           RCFN
                                                                           -----
      b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
      (from Schedule RC-E, part II)......................................  2200         876,332
                                                        RCFN
                                                        -----
      (1) Noninterest-bearing.........................  6631            0
      (2) Interest-bearing............................  6636      876,332
 14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and
      Agreement subsidiaries, and in IBFs:
                                                                           RCFD
                                                                           -----
      a. Federal funds purchased.........................................  0278       1,906,500
      b. Securities sold under agreements to repurchase..................  0279         412,135
                                                                           RCON
                                                                           -----
 15.  a. Demand notes issued to the U.S. Treasury........................  2840               0
                                                                           RCFD
                                                                           -----
      b. Trading liabilities (from Schedule RC-D)........................  3548           1,838
 16.  Other borrowed money:
      a. With original maturity of one year or less......................  2332         201,404
      b. With original maturity of more than one year....................  2333           2,237
 17.  Mortgage indebtedness and obligations under capitalized leases.....  2910           2,120
 18.  Bank's liability on acceptances executed and outstanding...........  2920          28,672
 19.  Subordinated notes and debentures..................................  3200          75,000
 20.  Other liabilities (from Schedule RC-G).............................  2930         565,047
 21.  Total liabilities (sum of items 13 through 20).....................  2948       9,340,706
 22.  Limited-life preferred stock and related surplus...................  3282               0
                                         EQUITY CAPITAL
                                                                           RCFD
                                                                           -----
 23.  Perpetual preferred stock and related surplus......................  3838               0
 24.  Common stock.......................................................  3230          21,600
 25.  Surplus (exclude all surplus related to preferred stock)...........  3839         478,400
 26.  a. Undivided profits and capital reserves..........................  3632         399,436
      b. Net unrealized holding gains (losses) on available-for-sale
         securities......................................................  8434         414,429
 27.  Cumulative foreign currency translation adjustments................  3284               0
 28.  Total equity capital (sum of items 23 through 27)..................  3210       1,313,865
 29.  Total liabilities, limited-life preferred stock, and equity capital
      (sum of items 21, 22, and 28)......................................  3300      10,654,571

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

                                                                                 RCFD   NUMBER
                                                                                 -----  ------
                                          MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
  1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
      1994.....................................................................  6724      2

- ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank.

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately).

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority).

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority).

5 = Review of the bank's financial statements by external auditors.

6 = Compilation of the bank's financial statements by external auditors.

7 = Other audit procedures (excluding tax preparation work).

8 = No external audit work.